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                                                               EXHIBIT 10.15(d)


                                    FORM OF
                              CONSIGNMENT AGREEMENT

This Agreement made as of the_________th day of___________, 1997, is by and between SUPPLIER ("Consignor"), with its principal offices at and Barry's Jewelers, Inc., a California corporation ("Consignee") with its principal offices at 111 W. Lemon Ave., Monrovia, CA 91016.




                                   WITNESSETH:
        A.     RECITALS.

WHEREAS, on May 11, 1997 ("Petition Date"), Consignee filed a petition for relief before the United States Bankruptcy Court for the Central District of California ("Bankruptcy Court") under title 11, chapter 11 of the Bankruptcy Code, Case No. CA 97-27988-VZ ("Chapter 11 Case");

WHEREAS, Consignee utilizes (DESCRIBE MERCH) and other merchandise in its operations;

WHEREAS, Consignee desires to obtain goods on consignment from Consignor following the Petition Date in accordance with the terms of this Agreement;

WHEREAS, Consignor is willing to consign (DESCRIBE MERCH) and such other merchandise as is delivered pursuant to this Agreement from time to time following the Petition Date (the "Consigned Merchandise") to Consignee for sale or return by Consignee constituting a true consignment, on the terms and conditions in this Agreement; and

WHEREAS, the effectiveness of this Agreement is subject to entry of the Consignment Order (as specified below).

        NOW, THEREFORE, in consideration of the promises and of the mutual promises hereinafter contained, the parties do hereby agree as follows:

        B.     CONSIGNMENT ARRANGEMENTS.

1. Consignor shall from time to time deliver to Consignee on consignment such amounts of Consigned Merchandise as may be mutually agreed upon, upon the terms and conditions set forth herein and, to the extent not inconsistent, in the Memo accompanying Consigned Merchandise. The delivery date shall be as reasonably specified by Consignee in its orders for Consigned Merchandise. Such Consigned Merchandise provided by Consignor shall bear the appropriate trademark designated by Consignor. Schedule A hereto, prepared by Consignor, lists all such trademarks. Consignor shall promptly update








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        Schedule A to add new trademarks or delete trademarks, and provide such updated Schedule to Consignee.

2. The Consigned Merchandise shall be maintained at all times at Consignee's distribution center(s) or held for sale by Consignee to Consignee's customers in the stores Consignee operates, which distribution center(s) and stores are listed on Schedule B hereto. Schedule B shall include any trade names and the name and state of incorporation of any affiliated corporation operating the stores referred to therein. Consignee shall promptly update Schedule B to add new trade names and states of incorporation and new stores or distribution center(s) or delete trade names and states of incorporation and stores or distribution centers, and provide such updated Schedule to Consignor.

3. Title to the Consigned Merchandise delivered to Consignee shall at all times remain with Consignor until purchased by Consignee at the time of its sale to its customer. Consignee may only sell the Consigned Merchandise in the ordinary course of its business, and may not sell Consigned Merchandise in bulk. Nothing in this Agreement prohibits Consignee from selling merchandise other than Consigned Merchandise out of the ordinary course of its business or in bulk.

4. Consignor commits to maintain a minimum amount of $000,000 of Consigned Merchandise with Consignee (which minimum level of Consigned Merchandise hereinafter is referred to as the "Minimum Commitment") for a period of two years from the date of this Agreement; provided that such two-year period shall be automatically extended thereafter in one-year increments after the expiration of such initial two-year period unless Consignee or Consignor in their respective sole discretion provides written notice of termination on or before ninety (90) calendar days prior to the expiration of such two-year period or ninety (90) calendar days prior to the expiration of any one-year extension. The foregoing commitment and any obligation of Consignor thereafter to ship Consigned Merchandise shall terminate earlier as specified in Paragraph 13 hereof or upon a Default by Consignee (as defined in Paragraph 15 hereof). Any consigned goods delivered to Consignee prior to the Petition Date and on hand with Consignee on the Petition Date (hereinafter "Prepetition Consigned Merchandise") shall not be included in determining the Minimum Commitment. For all purposes, as used in this Agreement, the term Consigned Merchandise does not include Prepetition Consigned Merchandise.

5. Consignee shall insure the Consigned Merchandise for its full value for and against all risks of loss. Consignee accepts all risks of loss to the Consigned Merchandise from the time accepted by it until returned to Consignor. Consignee warrants that it shall promptly pursue on Consignor's behalf all remedies and payments in the event of a loss and will immediately notify Consignor of any loss.






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6.      Consignor and Consignee may mutually agree that Consignee shall return to Consignor slow moving or obsolete Consigned Merchandise, that Consignor shall cease automatic replenishment of such slow moving or obsolete Consigned Merchandise, and/or that Consignee shall select replacement Consignment Merchandise. Consignor and Consignee shall cooperate in good faith regarding all such matters.

7. Every ninety (90) calendar days, or such other time as mutually agreed by Consignor and Consignee, Consignor shall submit to Consignee a detailed statement ("Consignor Statement") specifying Consignor's records with respect to shipments, returns, credits, invoices and balances regarding Consigned Merchandised. Promptly following Consignee's receipt of such Consignor Statement, Consignee shall prepare and submit to Consignor a report reconciling the Consignor Statement to Consignee's records ("Reconciliation Report"). Consignor and Consignee shall cooperate in good faith regarding the Reconciliation Report and to resolve any differences between the Reconciliation Report and the Consignor Statement. Any shrinkage evidenced by the Reconciliation Report (as modified to resolve any differences) shall be deemed to reflect sales of such Consigned Merchandise as of the date of the Reconciliation Report to be paid for by Consignee in accordance with Paragraph 8 hereof. In addition to the forgoing, at least once each year Consignee shall conduct a physical inventory or other agreed upon method for taking inventory, and a Reconciliation Report based thereon shall be prepared and any payment due as a result thereof shall be made in accordance with the provisions of this Paragraph and Paragraph 8 hereof.

8.      a.      Consignor shall prepare a document, labeled "Memo," which will accompany each shipment of Consigned Merchandise to Consignee.
                The Memo shall generally describe and identify the items of Consigned Merchandise contained in that shipment.

        b. Consignee shall, no later than five (5) business days after the end of each week, send to Consignor, by fax, a sales report listing the piece(s) of Consigned Merchandise sold, transferred to layaway or otherwise disposed of during that week (the "Consignee Sales Report").

        c. Upon receipt of the Consignee Sales Report, Consignor shall promptly prepare an invoice, setting forth the payment due from Consignee based upon the Consignee Sales Report. Consignee shall remit payment to Consignor in the amount of such invoice within thirty (30) calendar days of Consignee's date of such invoice.

        d. The prices to be charged by Consignor and to be paid by Consignee for the Consigned Merchandise shall be set forth on the "Memo" accompanying the goods.




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        e.      Consignor may at its sole discretion from time to time announce a price change for the Consigned Merchandise. Consignor shall give Consignee sixty (60) calendar days' prior written or verbal notice of any price changes for Consigned Merchandise (new prices shall not be materially different than prices charged to Consignor's other customers for similar goods sold under similar terms and conditions); during this sixty (60) calendar day period Consignee may buy Consigned Merchandise from Consignor at the old price. New orders by the Consignee after the date of notification of a price change shall be made at the new price. If Consignee in its sole discretion does not agree to any such price change Consignee may promptly return to Consignor all unsold Consigned Merchandise subject to such price change, or otherwise terminate this Agreement on ten (10) calendar days' written notice to Consignor and, in such event, all sold Consigned Merchandise shall be paid for and all unsold Consigned Merchandise shall be promptly returned to Consignor.

        f. The terms for reporting sales under Paragraph 8(b) and for paying invoices under Paragraph 8(c) may be altered only by the prior written consent of Consignor and Consignee.

        g. Consignee shall be entitled to credit against any outstanding amounts otherwise due or thereafter due under a Consignee Sales Report, or if no amounts are thereafter due, receive payment from Consignor, for any bona fide returns of Consigned Merchandise actually returned to Consignee at the store on or before thirty (30) calendar days from the date of sale. Consignee shall not be entitled to any such credit or payment, as the case may be, for any returns after such thirty (30) calendar days.


        C.      SECURITY INTEREST IN CONSIGNED MERCHANDISE.

9. Consignor understands that Consignee commingles all proceeds from the sale of inventory, including merchandise on consignment, and that no identifiable cash or noncash proceeds now or hereinafter exist in Consignee's business.

10. The parties hereto agree that this Agreement creates a true consignment and that all transactions hereunder shall constitute true consignments of the Consigned Merchandise and not the purchase and sale of merchandise by Consignee. However, in the event that there is a final determination by a court of competent jurisdiction that this Agreement and the Memos for any reason do not create a true consignment, then in such event, Consignee hereby grants to Consignor a continuing security interest in the Consigned Merchandise, but not to the cash or noncash proceeds thereof now or hereafter existing. Without expressly or impliedly limiting the phrase "cash or noncash proceeds now or hereafter existing," such phrase includes: (a) any accounts, chattel paper,








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        general intangibles, or receivables of Consignee created upon the sale of the Consigned Merchandise, or (b) any rights in and to any pooling, securitization, structured or similar or other financing (including without limitation the issuance of asset-backed securities) involving any accounts, chattel paper, general intangibles, receivables, or other property of Consignee or any of its affiliates, including any special-purpose entity organized by or on behalf of Consignee. Consignee shall sign and deliver to Consignor such financing statements (UCC-1's) and other documents as Consignor may reasonably request to perfect its interest as a consignor in accordance with the provisions of the Uniform Commercial Code. Such UCC-1 financing statements will expressly exclude proceeds (as broadly illustrated herein) from the description of collateral and shall be in a form reasonably acceptable to Consignee.

11. Consignee warrants that except with respect to the security interests of the parties identified on Schedule C, Consignor's security interest in Consigned Merchandise created under Paragraph 10 hereof, and any other security interest given in goods on consignment, Consignee will not hereafter permit any other security interest or other lien or encumbrance to attach to Consigned Merchandise (excluding proceeds, as broadly defined herein) at any time.

        D.      TERM OF AGREEMENT; ASSIGNABILITY.

12. This Agreement and the Minimum Commitment thereunder shall remain in full force and effect for a minimum term of two years from the date hereof and shall be automatically extended thereafter in one-year increments in accordance with the provisions of Paragraph 4 hereof regarding the automatic extension of the Minimum Commitment unless terminated earlier in accordance with this Agreement, including, without limitation, a termination resulting from Default by Consignee. Notwithstanding any expiration or termination of this Agreement for any reason, except for the Minimum Commitment and Consignor's obligation thereafter to ship Consigned Merchandise, upon any such termination or expiration the remaining provisions of this Agreement shall remain in full force and effect until all Consigned Merchandise delivered to Consignee is purchased and paid for by Consignee or returned to Consignor, and, in such event, upon written demand of Consignor the following shall promptly occur: (a) Consignee shall return to Consignor all remaining Consigned Merchandise, (b) Consignee shall issue a final Consignee Sales Report, (c) payment thereon shall be made in accordance with Paragraph 8 hereof, and (d) the parties shall undertake to reconcile any differences in their respective records in accordance with Paragraph 7 hereof.

13. Notwithstanding anything to the contrary in this Agreement, the Minimum Commitment and any obligation of Consignor to continue to ship Consigned Merchandise shall terminate unless either (a) or (b) timely occurs: (a) on or before November 3, 1997, an order is entered in the Chapter 11 Case approving debtor in possession financing or otherwise authorizing Consignee to use cash






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        and proceeds constituting cash collateral within the meaning of the
        Bankruptcy Code sufficient to pay all postpetition obligations of Consignee when due and payable through no earlier than February 28, 1998; or (b)(i) on or before December 1, 1997, Consignor and Consignee -- enter into a written agreement (which agreement is binding on Consignor and its estate) mutually acceptable to the parties pursuant to which Consignee shall place in a deposit account (for Consignor's sole benefit) funds sufficient to satisfy Consignee's obligations hereunder for Consigned Merchandise estimated to be sold in December 1997 and (ii) Consignee actually places such funds in such account (for --- Consignor's sole benefit) on or before December 8, 1997. If event (a) above does not occur by November 3, 1997, then the Minimum Commitment and any obligation of Consignor to continue to ship Consigned Merchandise shall terminate on December 1, 1997 unless event (b)(i) above timely occurs on that date. If event (b)(i) above timely occurs on December 1, 1997, then the Minimum Commitment and any obligation of Consignor to continue to ship Consigned Merchandise shall terminate on December 8, 1997 if event (b)(ii) above does not timely occur on that date. In the event of any termination of the Minimum Commitment and any obligation thereunder to ship Consigned Merchandise, the remaining provisions of this Agreement shall otherwise remain in full force and effect until all Consigned Merchandise delivered to Consignee is purchased and paid for by Consignee or returned to Consignor, and, in such event, upon written demand of Consignor the following shall promptly occur: (a) Consignee shall return to Consignor all remaining Consigned Merchandise; (b) Consignee shall issue a final Consignee Sales Report, (c) payment thereon shall be made in accordance with Paragraph 8 above, and (d) the parties shall undertake to reconcile any differences in their respective records in accordance with Paragraph 7 hereof.

14. The Agreement is not assignable without the prior written approval of Consignor and Consignee in their respective sole discretion.

        E.      DEFAULTS.

15. As used herein, the term "Default by Consignee" shall mean the occurrence of any one or more of the following:

        a. Default in the payment or performance of any of Consignee's obligations or agreements hereunder which continues for more than ten (10) business days after Consignor gives Consignee written notice thereof; or

        b. Any representation or warranty made by Consignee herein or in any certificate, statement or agreement furnished in connection with this Agreement should prove to be false or misleading in any material respect; or

        c. An order of the Bankruptcy Court is entered (i) prohibiting Consignee's use of cash and cash proceeds constituting cash collateral within the meaning of the Bankruptcy Code sufficient to timely pay all postpetition






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                obligations of Consignee when due and payable; (ii) appointing a chapter 11 trustee in the Chapter 11 Case; (iii) converting the Chapter 11 Case to a chapter 7; or (iv) dismissing the Chapter
                11 Case; or

        d. Consignee moves the Bankruptcy Court for an order, or any order is otherwise entered in the Chapter 11 Case, granting a lien on Consigned Merchandise, other than a lien junior in all respects to the interest of Consignor therein; or

        e. The occurrence of an adverse event that materially impairs Consignee's performance under this Agreement; or

        f. Any two of Samuel Merksamer, E. Peter Healey or Randy McCullough are no longer employed by Consignee in capacities having at least as much responsibility as each held as of the Petition Date.

        g. An order of the Bankruptcy Court is entered authorizing the sale of Consignee or substantially all of the assets of the Consignee.

        In the event of Default by Consignee, subject to the Consignment Order Consignor shall have all rights and remedies available under applicable law. In addition to Consignee's liability hereunder for the payment for, or return of, all Consigned Merchandise, Consignee shall indemnify and hold Consignor harmless for any costs, damages or expenses, including reasonable attorneys' fees and expenses, resulting from any Default by Consignee constituting a fraudulent or malicious act by Consignee.

16. As used herein, the term "Default by Consignor" shall mean the occurrence of any one or more of the following:

        a. Default in performance of any of Consignor's obligations or agreements hereunder which continues for more than ten (10) business days after Consignee gives Consignor written notice thereof; or

        b. Any representation or warranty made by Consignor herein or in any certificate, statement or agreement furnished in connection with this Agreement should prove to be false or misleading in any material respect; or

        c. The occurrence of an adverse event that materially impairs Consignor's performance under this Agreement.

In the event of Default by Consignor, subject to the Consignment Order Consignee shall have all rights and remedies available under applicable law.





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        F.      CONSIGNMENT ORDER.

17. The effectiveness of this Agreement is conditioned upon entry of the Consignment Order: (i) authorizing Consignee to enter into and perform under an agreement substantially in the form of this Agreement (which agreement, including this Agreement, is referred to as a "Postpetition Consignment Agreement"); (ii) providing that such Postpetition Consignment Agreement shall be binding and enforceable on Consignee and the estate and shall be in full force and effect; (iii) specifying that a Consignor may file UCC-1's and any other documents reasonably required by such Consignor to perfect its interest in Consigned Merchandise (other than proceeds) under such Postpetition Consignment Agreement;
        (iv) providing that all amounts payable under such Postpetition Consignment Agreement with respect to Consigned Merchandise shall at all times, before or after any termination thereof, constitute an allowed administrative expense claim under Bankruptcy Code sections 503(b)(1)(A) and 507(a)(1) against Consignee and its estate and any superseding case of Consignee; and (v) providing that pending the effectiveness of a plan of reorganization the Bankruptcy Court shall have exclusive jurisdiction over any dispute or matter arising under such Postpetition Consignment Agreement, including the allowability of and payment on any claims entitled to priority hereunder, and that, subject to the foregoing, Consignor shall be entitled to exercise all rights and remedies under the Uniform Commercial Code and otherwise with respect to Consigned Merchandise, and provide all notices authorized under such Postpetition Consignment Agreement, including exercising rights in and to Consigned Merchandise, notwithstanding the Chapter 11 Case and the automatic stay otherwise in effect in the Chapter 11 Case or any superseding case of Consignee.

        G.      OTHER PROVISIONS.

18. This Agreement only governs the rights and obligations of the parties regarding Consigned Merchandise and does not address the rights and obligations of the parties in and to Prepetition Consigned Merchandise.

19. Any and all Consigned Merchandise shall be delivered and accepted pursuant to written policies and procedures reasonably adopted by Consignee and approved by Consignor in writing.

20. Each party to this Agreement agrees that if it hereafter commences, joins in, or seeks relief through any suit arising out of this Agreement, then the prevailing party shall pay to the other party all attorneys' fees and expenses reasonably incurred by said party in defending or otherwise responding to said suit or claim. Subject to the foregoing, the parties shall bear their own respective attorneys' fees and expenses in connection with the negotiation and implementation of this Agreement.








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21.     Consignee will not use the provisions of Bankruptcy Code section 1129 or any other section of the Bankruptcy Code to alter its obligations under this Agreement, unless any such alteration is agreed to by Consignor in its sole discretion; provided that Consignor agrees that the confirmation or effectiveness of a plan of reorganization shall not cause or constitute an acceleration of the obligations under, or termination of, this Agreement. Consignor understands that upon confirmation of such plan, any obligations of Consignee under this Agreement arising thereafter shall not constitute administrative priority claims, because Consignee's ability to confer administrative priority status in accordance with law shall cease on confirmation of any such plan.

22. This Agreement sets forth the parties' final and entire understanding with respect to its subject matter, cannot be changed, wavered or terminated orally and shall be governed by and construed under the laws of the State of California (without reference to its rules as to conflicts of law). If any provision shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not effect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be construed as if such provision were drafted so as not to be invalid or unenforceable.

23. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument. Signatures may be exchanged by telecopy, and each party agrees to be bound by its own telecopied signature and to accept the telecopied signatures of the other parties.

24. All notices under this agreement will be in writing and will be delivered by personal service or telegram, telecopy or certified mail to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below:

        If to Consignee:                        If to Consignor:

        Barry's Jewelers, Inc.                  NAME
        111 W. Lemon Avenue                     ADDRESS
        Monrovia, CA  91016                     CITY
        Attn:  Randy McCullough                 Attn:












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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BARRY'S JEWELERS, INC.:                      NAME
(Consignee)                                  (CONSIGNOR)

Date: __________________________             DATE: ____________________________



________________________________             __________________________________
Authorized Signatory                         Authorized Signatory






















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                            SCHEDULE A TO CONSIGNMENT
                    AGREEMENT BETWEEN BARRY'S JEWELERS, INC.,
                                  AND CONSIGNOR






















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                            SCHEDULE B TO CONSIGNMENT
                    AGREEMENT BETWEEN BARRY'S JEWELERS, INC.
                                  AND CONSIGNOR



                           SEE STORE LISTING ATTACHED






























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                     SCHEDULE C TO CONSIGNMENT AGREEMENT BETWEEN BARRY'S
                          JEWELERS, INC. AND CONSIGNOR



1. Bank Boston, N.A., individually and as agent ("Agent") for CIT Group/Business Credit, Inc., Sanwa Business Credit Corporation, and Jackson National Life Insurance Company, and each of their respective successors and assigns (collectively, the "Lenders").

2. CIT Group/Business Credit, Inc., and its successors and assigns;

3. Sanwa Business Credit Corporation, and its successors and assigns;

4. Jackson National Life Insurance Company, and its successors and assig\ns;

5. First Trust National Association, as the trustee (the "Indenture Trustee") for the holders of 11% Senior Secured Notes due December 22, 2000, and its successors and assigns;

6. The holders of the 11% Senior Secured Notes due December 22, 2000, and their successors and assigns;

7. BankBoston, N.A., as the collateral agent for itself (for the benefit of the Lenders) and the Indenture Trustee, and its successors and assigns.














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